UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2007

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-36295	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On January 31, 2007, Enova Systems, Inc. (the "Company") dismissed Windes & McClaughry Accountancy Corporation ("Windes") as the registered public accounting firm for the Company and engaged PMB Helin Donovan, LLP ("PMB+HD") as the Company’s new independent registered public accounting firm. The decision regarding the end of the Windes engagement and the commencement of the PMB+HD’s engagement was made and approved by the Audit Committee of the Company’s Board of Directors after consideration of the Company’s current needs and position. Concurrent with the change in auditor, the Company also is undertaking changes to its finance and operations departments, including a change in the Chief Financial Officer as described in the Item 5.02 disclosure below. In light of these organization changes and given the disagreement between the Company and Windes with respect to the filing of the Company’s Form 10-Q for the fiscal quarter ended September 30, 2006 filed November 13, 2006 (the "Form 10-Q"), the Audit Committee believes that engagement of a new auditor will lead to enhanced communications with respect to audit matters.

During the course of its engagement, Windes did not provide an audit report on the Company’s financial statements. Therefore, there is no applicable disclosure within the meaning of Item 304(a)(1)(ii).

During the Company’s two most recent fiscal years, and through the date of this Current Report on Form 8-K, the Company and Windes had the following three "disagreements" within the meaning of Item 304(a)(1)(iv) of Regulation S-K on matters of accounting principles or practices, financial statement disclosure, or auditing or review scope or procedure, which if not resolved to the satisfaction of Windes would have caused it to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements:

First, as reflected in the Current Reports on Form 8-K dated November 29 and December 5, 2006, Windes and the Company disagreed whether Windes authorized the Form 10-Q filing. After numerous discussions among Windes and the Company involving management and the Audit Committee, the disagreement was resolved by filing the requisite Item 4.02 Form 8-K and later filing the amended Form 10-Q for the fiscal period ended September 30, 2006 on December 29, 2006 (the "Form 10-Q/A").

Second, Windes and the Company disagreed whether the Company followed the appropriate accounting policy and accounting literature to record revenue. This disagreement was resolved upon further analysis and by reversing the recorded revenue and related expenses in the Form 10-Q/A.

Third, Windes and the Company disagreed whether adequate documentation had been produced to support a material debt forgiveness transaction which, although negotiated in the 2005 fiscal year, was completed in the first quarter of the 2006 fiscal year and therefore included in the Company's year-to-date operations. Consistent with the Form 10-Q/A’s Item 4 Controls and Procedures disclosure, the Company was unable to locate original documentation to support the accounting treatment for the transaction. This disagreement was resolved when the Company obtained replacement copies to reflect the original documentation and the accounting treatment.

The Audit Committee discussed the subject matter of all three disagreements above with Windes and the Company has authorized Windes to respond fully to inquiries of PMB+HD concerning the subject matter of these disagreements.

During the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, the following were "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K:

(A) Consistent with the Company’s Item 4 Controls and Procedures disclosure in the Form 10-Q/A, Windes advised that material weaknesses existed in the Company’s internal controls, and thereby the Company’s financial statement preparation and disclosure, regarding the (i) correct application of relevant accounting standards; (ii) ability to produce original documentation to support an accounting treatment; and (iii) internal and external communication by the Company in ensuring there was appropriate independent accountant review and authorization to file periodic reports such as the Form 10-Q for the fiscal period ended September 30, 2006.

(B) Given the three disagreements cited above, Windes expressed concern about its ability to rely on management representations. As a result, consistent with its Item 4 Controls and Procedures disclosure in the Form 10-Q/A, the Company agreed to dedicate additional time and resources to internal control matters and specifically agreed to (1) retain a consultant to review the Company’s accounting, documentation, and internal control policies and (2) implement more stringent oversight policies to ensure proper auditor authorization is received prior to making SEC filings.

(C) Given the third disagreement cited above with respect to adequate documentation, Windes further advised the Company it would need to expand significantly the scope of its audit within the meaning of Item 304(a)(1)(v)(C) to ensure that proper and sufficient documentation existed to support accounting conclusions reached in prior fiscal periods including the cited debt forgiveness transaction.

The Company has provided Windes with a copy of this disclosure and has requested that Windes furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Company will file this letter with the SEC on a Form 8-K/A within two business days after receipt by the Company of the letter from Windes.

During the two most recent fiscal years and through the date of this Current Report on Form 8-K, the Company did not consult with PMB+HD regarding (1) the application of accounting principles to a specified transaction, whether completed or proposed, (2) the type of audit opinion that might be rendered with respect to the Company’s financial statements, or (3) any matter that was either the subject of a "disagreement" or a "reportable event" as those terms are defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective January 31, 2007, Corinne Bertrand, the Chief Financial Officer of the Company, resigned as the Company’s Chief Financial Officer.

(c)

Effective February 5, 2007, the Company appointed Jarett Fenton, age 30, as the Chief Financial Officer of the Company.

From March 2003 through February 2007, Mr. Fenton served as the Chief Executive of the Clarity Group, a company he founded. The Clarity Group is a SEC reporting and corporate compliance consultancy. Mr. Fenton’s primary responsibility was practice development and he eventually grew the company to include such clients as Countrywide Financial and PC Mall Inc., as well as smaller SEC registrants. From September 1998 to March of 2003, Mr. Fenton served as a Senior Associate in the Middle Market practice of PricewaterhouseCoopers in the Orange County, CA office. At PricewaterhouseCoopers Mr. Fenton facilitated audit engagements, worked on SEC reporting issues, controls assessments, client reporting, financial guidance interpretation and staff development. Mr. Fenton has a BA in Business Economics with an emphasis in Accounting from the University of California at Santa Barbara and is a Certified Public Accountant in the State of California.

Mr. Fenton will receive an annual salary of $170,000 and be granted 5,000 shares of common stock of the Company.

The Company engaged the Clarity Group, a company founded by Mr. Fenton and where Mr. Fenton served as the Chief Executive as described above, for consulting services during the calendar year 2006 and during the calendar year 2007. The Company paid consultant fees to the Clarity Group in the amounts of $93,000 and $21,000 in 2006 and 2007 respectively. Of these fees, Mr. Fenton received approximately $79,050 and $17,850 in 2006 and 2007 respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1 Press Release: "Enova Announces Senior Management Changes in Finance and Operations Departments and Change of Auditor"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

February 6, 2007	By:	Ed Riddell

Name: Ed Riddell
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release: "Enova Announces Senior Management Changes in Finance and Operations Departments and Change of Auditor"